Exhibit 9

AMENDMENT NO. 1 TO THE
STOCK PURCHASE AGREEMENT

THIS AMENDMENT NO. 1 TO THE STOCK PURCHASE AGREEMENT (this “Agreement”) is made as of March 19, 2004, by and among (i) TNS, Inc., a Delaware corporation formerly known as TNS Holdings, Inc. (the “Company”), (ii) TNS Holdings, L.L.C., a Delaware limited liability company (“Holdings LLC”), and (iii) GTCR Fund VII, L.P., a Delaware limited partnership (“GTCR VII”), GTCR Fund VII/A, L.P., a Delaware limited partnership (“GTCR VII/A”), GTCR Capital Partners, L.P., a Delaware limited partnership (“GTCR Capital”), GTCR Co-Invest, L.P., a Delaware limited partnership (“Co-Invest”) and any other investment fund managed by GTCR Golder Rauner, L.L.C. that at any time acquires securities of the Company and executes a counterpart of the Stock Purchase Agreement (as defined below) or otherwise agrees to be bound by the Stock Purchase Agreement (as defined below) (each, a “GTCR Purchaser” and collectively, the “GTCR Purchasers”).

WHEREAS, Holdings LLC and the Company are parties to a Stock Purchase Agreement, dated as of April 3, 2001 (the “Stock Purchase Agreement”), which set forth the terms pursuant to which Holdings would purchase Common Stock, par value $.001 per share, of the Company (“Common Stock”) and Class A Cumulative Redeemable Preferred Stock, par value $.01 per share, of the Company (the “Class A Preferred Stock”);

WHEREAS, the Company expects to offer its Common Stock for sale to the public in an initial public offering pursuant to a Registration Statement on Form S-1 filed with the Securities and Exchange Commission (the “Initial Public Offering”);

WHEREAS, Holdings LLC will be dissolved in connection with the Initial Public Offering and the members of Holdings LLC will become direct stockholders of the Company; and

WHEREAS, the Company, Holdings LLC and the GTCR Purchasers desire to amend the Stock Purchase Agreement as set forth herein.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

1.                                       Defined Terms.  All capitalized terms which are not defined herein shall have the same meanings as set forth in the Stock Purchase Agreement.  Except as specifically set forth herein, the Stock Purchase Agreement shall remain in full force and effect and its provisions shall be binding on the parties hereto.

2.                                       Termination of Certain Provisions of the Stock Purchase Agreement.  Upon the consummation of the Initial Public Offering, each of the following provisions of the Stock Purchase Agreement shall terminate and shall have no further force or effect:

(a)                                  Section 1B(ii);

(b)                                 Section 3C;

(c)                                  Section 3D; and

(d)                                 Section 3E.

3.                                       Amendment to the first sentence of Section 3A.  The first sentence of Section 3A shall be deleted in its entirety and replaced with the following sentence: “The Company shall deliver the following to each GTCR Purchaser (so long as such GTCR Purchaser holds at least 10% of such GTCR Purchaser’s holdings of the Company’s Common Stock immediately after the consummation of the Company’s Initial Public Offering).”

4.                                       Amendment to the first sentence of Section 3B.  The first sentence of Section 3B shall be deleted in its entirety and replaced with the following sentence: “The Company shall permit any representatives designated by any GTCR Purchaser (so long as each GTCR Purchaser holds any Stock), upon reasonable notice and during normal business hours and such other times as any such holder may reasonably request, to (i) visit and inspect any of the properties of the Company and its Subsidiaries, (ii) examine the corporate and financial records of the Company and its Subsidiaries and make copies thereof or extracts thereof and (iii) discuss the affairs, finances and accounts of any such corporations with the directors, officers, key employees and independent accountants of the Company and its Subsidiaries; provided that the Company shall have the right to have its chief financial officer present at any meetings with the Company’s independent accountants.  The right of the GTCR Purchasers under this Section 3B shall terminate at such time that the GTCR Purchasers fail to hold at least 10% of the GTCR Purchasers’ holdings of the Company’s Common Stock immediately after the consummation of the Company’s Initial Public Offering.”

5.                                       New Section 3G of the Stock Purchase Agreement.  A new Section 3G of the Stock Purchase Agreement is hereby inserted as follows:

“3G.                         Board Committees.  Upon the consummation of an Initial Public Offering, the Company shall have a three member Compensation Committee of the Board and a two member Governance and Nominating Committee of the Board.  The membership of these committees shall include one representative designated by the GTCR Purchasers and each committee’s membership shall not be increased without the consent of the GTCR Purchasers.  The rights of the GTCR Purchasers under this Section 3G shall terminate upon the earlier of (i) the GTCR Purchasers failing to hold at least 37.5% of the GTCR Purchasers’ holdings of the Company’s Common Stock immediately after the consummation of the Company’s Initial Public Offering and (ii) such time as the GTCR Purchasers’ designees would be prohibited from serving on such committees under applicable law or under the rules of the New York Stock Exchange.”

6.                                       New Section 3H of the Stock Purchase Agreement.  A new Section 3H of the Stock Purchase Agreement is hereby inserted as follows:

“3H.                        Equity Issuances.  After the consummation of an Initial Public Offering, the Company shall not issue or grant any stock-based compensation to John J. McDonnell, Jr., John J. McDonnell III, Henry Graham, Brian Bates, Matthew Mudd or Edward O’Brien without the prior written consent of the GTCR Purchasers.  The right of the GTCR Purchasers under this Section 3H shall terminate upon the GTCR Purchasers failing to hold at least 50% of the GTCR Purchasers’ holdings of the Company’s Common Stock immediately after the closing of the Company’s Initial Public Offering.”

7.                                       Amendment to Section 7D of the Stock Purchase Agreement.  Section 7D of the Stock Purchase Agreement is hereby amended and restated in its entirety as follows:

“Except as otherwise expressly provided herein, the provisions of this Agreement may be amended and the Company may take any action herein prohibited or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the GTCR Purchasers.  The right of the GTCR Purchasers under this Section 7D shall terminate upon the GTCR Purchasers failing to hold at least 37.5% of the GTCR Purchasers’ holdings of the Company’s Common Stock immediately after the consummation of the Company’s Initial Public Offering.  No other course of dealing between the Company and the holder of any Stock or any delay in exercising any rights hereunder or under the Certificate of Incorporation shall operate as a waiver of any rights of any such holders.  For purposes of this Agreement, shares of Stock held by the Company or any Subsidiaries shall not be deemed to be outstanding.”

8.                                       Amendment to Section 7M of the Stock Purchase Agreement.  Section 7M of the Stock Purchase Agreement is hereby amended and restated in its entirety as follows:

If to the Company:

TNS, Inc.
c/o Transaction Network Services, Inc.
11480 Commerce Park Drive
Suite 600
Reston, VA 20191
Attn: Chief Executive Officer

with copies to:

Arent Fox Kintner Plotkin & Kahn, PLLC
1050 Connecticut Ave., NW
Washington, DC 20036
Attn: Jeffrey E. Jordan, Esq.

If to the GTCR Purchasers:

GTCR Fund VII, L.P.
c/o GTCR Golder Rauner, L.L.C.
6100 Sears Tower
Chicago, IL 60606-6402
Attention: Collin E. Roche

With copies to:

Kirkland & Ellis LLP
200 East Randolph Drive
Chicago, IL 60601
Attention: Stephen L. Ritchie, P.C.

9.                                       Effectuation.  The amendments to the Stock Purchase Agreement contemplated by this Agreement shall be deemed effective upon the consummation of the Company’s Initial Public Offering without any further action required by the parties.

10.                                 Governing Law.  The corporate law of Delaware shall govern all issues concerning the relative rights of the Company and its stockholders.  All other questions concerning the construction, validity and interpretation of this Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

11.                                 Amendment.  No provisions of this Agreement may be amended, except as permitted pursuant to Section 7D of the Stock Purchase Agreement, as amended by this Agreement.

12.                                 Counterparts.  This Agreement may be executed simultaneously in two or more counterparts (including by means of telecopied signature pages), any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

TNS, INC.

By:	/s/ John J. McDonnell, Jr.
Name:	John J. McDonnell, Jr.
Its:	Chief Executive Officer

TNS HOLDINGS, L.L.C.

By:	/s/ Henry H. Graham
Name:	Henry H. Graham
Its:	Executive Vice President, Chief Financial
Officer and Treasurer

GTCR FUND VII, L.P.

By:	GTCR Partners VII, L.P.
Its:	General Partner

By:	GTCR Golder Rauner, L.L.C.
Its:	General Partner

By:	/s/ Collin E. Roche
Name:	Collin E. Roche
Its:	Principal

GTCR FUND VII/A, L.P.

By:	GTCR Partners VII, L.P.
Its:	General Partner

By:	GTCR Golder Rauner, L.L.C.
Its:	General Partner

By:	/s/ Collin E. Roche
Name:	Collin E. Roche
Its:	Principal

GTCR CAPITAL PARTNERS, L.P.

By:	GTCR Mezzanine Partners, L.P.
Its:	General Partner

By:	GTCR Partners VI, L.P.
Its:	General Partner

By:	GTCR Golder Rauner, L.L.C.
Its:	General Partner

By:	/s/ Collin E. Roche
Name:	Collin E. Roche
Its:	Principal

GTCR CO-INVEST, L.P.

By:	GTCR Golder Rauner, L.L.C.
Its:	General Partner

By:	/s/ Collin E. Roche
Name:	Collin E. Roche
Its:	Principal